UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit and Guaranty Agreement

On August 5, 2015, CareTrust REIT, Inc. (“CareTrust” or the “Company”), CareTrust GP, LLC, CTR Partnership, L.P. (the “Operating Partnership”), as the borrower, and certain of its wholly owned subsidiaries entered into a credit and guaranty agreement with KeyBank National Association, as administrative agent, an issuing bank and swingline lender, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for an unsecured asset-based revolving credit facility (the “Credit Facility”) with commitments in an aggregate principal amount of $300.0 million from a syndicate of banks and other financial institutions, including a $30.0 million letter of credit subfacility and $30.0 million swingline loan subfacility. A portion of the proceeds of the Credit Facility were used to payoff and terminate the Company’s existing secured asset-based revolving credit facility under a credit agreement dated May 30, 2014 (the “Existing Credit Agreement”), with SunTrust Bank, as administrative agent, and the lenders party thereto (the “Refinancing”). The Company expects to use borrowings under the Credit Facility for working capital purposes, to fund acquisitions and for general corporate purposes.

The amount available to be drawn under the Credit Facility is based on the borrowing base values attributed to certain of the Company’s properties. As of August 5, 2015, the amount available to be drawn thereunder (prior to giving effect to any draw to consummate the Refinancing) was $92.2 million.

The Credit Facility has a maturity date of August 5, 2019, and includes two, six-month extension options.

The Credit Agreement provides that, subject to customary conditions, including obtaining lender commitments and pro forma compliance with financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the aggregate principal amount of the revolving commitments and/or establish one or more new tranches of incremental revolving or term loans under the Credit Facility in an aggregate amount not to exceed $200.0 million. The Company does not currently have any commitments for such increased loans.

The interest rates applicable to loans under the Credit Facility are, at the Company’s option, equal to either a base rate plus a margin ranging from 0.75% to 1.40% per annum or LIBOR plus a margin ranging from 1.75% to 2.40% per annum based on the debt to asset value ratio of the Company and its subsidiaries (subject to decrease at the Company’s election if the Company obtains certain specified investment grade ratings on its senior long term unsecured debt). In addition, the Company will pay a commitment fee on the unused portion of the commitments under the Credit Facility of 0.15% or 0.25% per annum, based off usage of the Credit Facility (unless the Company obtains certain specified investment grade ratings on its senior long term unsecured debt and elects to decrease the applicable margin as described above, in which case the Company will pay a facility fee on the revolving commitments ranging from 0.125% to 0.30% per annum based off the credit ratings of its senior long term unsecured debt).

Loans made under the Credit Facility are not subject to interim amortization prior to the final maturity date therefor (other than swingline loans which are due and payable within ten (10) business days of the date on which they were advanced if sooner than the final maturity date). The Company is not required to repay any loans (other than swingline loans) under the Credit Facility prior to the maturity date therefor, other than to the extent the outstanding borrowings exceed the lesser of the aggregate commitments under the Credit Facility and the amount available to be drawn based on the borrowing base values attributable to certain of the Company’s properties. The Company is permitted to prepay all or any portion of the loans under the Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

The Credit Facility is guaranteed, jointly and severally, by the Company and its wholly owned subsidiaries that are party to the Credit Agreement (other than the Operating Partnership). The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, amend certain material agreements and pay certain dividends and other restricted payments. The Credit Agreement requires the Company to comply with financial maintenance covenants to be tested quarterly, consisting of a maximum debt to asset value ratio, a minimum fixed charge coverage ratio, a minimum tangible net worth, a maximum cash distributions to operating income ratio, a maximum secured debt to asset value ratio and a maximum secured recourse debt to asset value ratio. The Credit Agreement also contains certain customary events of default, including that the Company is required to operate in conformity with the requirements for qualification and taxation as a REIT.

The foregoing description of the Credit Facility and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The parties to the Credit Agreement described above and certain of their respective affiliates may have performed investment banking, commercial lending and advisory services for the Company from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business.

Item 1.02 Termination of a Material Definitive Agreement.

Item 1.01 of this report is hereby incorporated by reference into this Item 1.02. On August 5, 2015, the Company used $25.0 million of the proceeds of the Credit Facility to consummate the Refinancing, and the Existing Credit Agreement was terminated on August 5, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Credit and Guaranty Agreement” is incorporated herein by reference.

Item 8.01 Other Events.

On August 6, 2015, the Company issued a press release announcing completion of the Refinancing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Description

10.1

Credit and Guaranty Agreement, dated August 5, 2015, by and among CareTrust REIT, Inc., CareTrust GP, LLC, CTR Partnership, L.P., certain of its wholly owned subsidiaries, KeyBank National Association and the lenders party thereto.

99.1	Press Release, dated August 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit and Guaranty Agreement, dated August 5, 2015, by and among CareTrust REIT, Inc., CareTrust GP, LLC, CTR Partnership, L.P., certain of its wholly owned subsidiaries, KeyBank National Association and the lenders party thereto.

99.1	Press Release, dated August 6, 2015.